THE GUY BUFFET COLLECTION

                                LICENSE AGREEMENT


              1.   GRANT OF LICENSE.

              AGREEMENT MADE this 9th day of July, 2003, between GUY BUFFET and THE GUY BUFFET COLLECTION, having an address c/o Mark T. Shklov, Suite 2800, Pacific Tower, 1001 Bishop Street, Honolulu, Hawaii 96813, (collectively the "Licensor") and KNIGHTSBRIDGE FINE WINES, having an address at 65 Shrewsbury Road, Livingston, NJ 07039 (the "Licensee"), whereby Licensor grants to Licensee a license to use the designs listed on the attached Schedule A (the "Designs") in accordance with the terms and conditions of this Agreement and only for the production, sale, advertising, and promotion of certain articles (the "Licensed Products") described in Schedule B, for the Term set forth herein and in the following Territory: WORLDWIDE.

               2. LICENSORS REPRESENTATION AND CREDITS.

                       (a) Licensor warrants that Licensor has the right to grant to the Licensee all of the rights conveyed in this Agreement. The Licensee shall have no right, license, or permission except as herein expressly granted. All rights not specifically transferred by this Agreement are reserved to the Licensor.

                       (b) The Licensee shall prominently display and identify the Licensor as the artist on each Licensed Product and on all packaging, advertising, display and in all publicity therefore and shall have reproduced thereon (or on an approved tag or label) the following notices: "(C) Guy Buffet, 2003. All rights reserved."

                       (c) The Licensee shall have the right to use the Licensor's name, portrait, or picture in a dignified manner consistent with the Licensor's reputation, in advertising or other promotional materials associated with the sale of the Licensed Products.

                        (d) No license as to any designs of products other than with respect to the Designs and Licensed Products is being granted hereunder, and Licensor reserves for use as it may determine all rights of any kind other than the rights herein licensed to the Licensee. Licensee recognizes that Licensor may already have entered into, and may, in the future, enter into license agreements for products which fall into the same general product category as one or more of the Licensed Products and which may be similar to, but not the same as, one or more of the Licensed Products in terms of use, function or otherwise, and Licensee hereby expressly concedes that the existence of said licenses



                                                                (Revised 6/3/03)
                                does not and shall not constitute a breach of this Agreement by the Licensor.

               3. ROYALTIES, FEES, GUARANTEED MINIMUM ROYALTIES, COMMISSIONS AND STATEMENTS OF ACCOUNT.

                       (a) Licensee agrees to pay to Licensor non-refundable royalties on sales of the Licensed Products in the amounts set forth in Schedule C attached hereto. No costs incurred in the manufacture, sale, distribution, or exploitation of the Licensed Products shall be deducted from any royalties due to Licensor. Royalties shall be deemed to accrue when the Licensed Products are sold, shipped, or invoiced, whichever first occurs.

                       (b) Licensee agrees to pay Licensor a non-refundable Guaranteed Minimum Royalty as an advance against the royalties described above in the total amount of One Hundred Fifty Thousand U.S. Dollars ($150,000.00 ) , payable as follows:

                                OCTOBER 31, 2003                $ 10,000.00
                                DECEMBER 31, 2003               $ 10,000.00
                                MARCH 31, 2004                  $ 10,000.00
                                JUNE 30, 2004                   $ 10,000.00
                                SEPTEMBER 30, 2004              $ 12,500.00
                                DECEMBER 31, 2004               $ 12,500.00
                                MARCH 31, 2005                  $ 12,500.00
                                JUNE 30, 2005                   $ 12,500.00
                                SEPTEMBER 30, 2005              $ 15,000.00
                                DECEMBER 31, 2005               $ 15,000.00
                                MARCH 31, 2006                  $ 15,000.00
                                JUNE 30, 2006                   $ 15,000.00

                                No part of the Guaranteed Minimum Royalty shall be repayable to Licensee. Licensor has the right to terminate this Agreement upon the giving of fifteen (15) days' notice to Licensee if the Licensee fails to pay any portion of the Guaranteed Minimum Royalty when due.

                        (c) Royalty statements and payments and Guaranteed Minimum Royalty payments for all sales shall be due on the 15th day after the end of each calendar quarter. "Quarter" shall mean each three (3) month period ending June 30, September 30, December 31 and March 31. At that time and regardless if any Licensed Products were sold during the preceding time period, Licensee shall furnish Licensor an itemized statement categorized by individual Design, showing the kinds and quantities of all Licensed Products sold and the prices received therefore. The first royalty statement and payments and Guaranteed Minimum Royalty payments shall commence on September 30, 2003.

                                                                (Revised 7/3/03)



                       (d) If Licensor has not received the royalty payment as required by the foregoing Paragraphs 3(a, b & c) within fifteen (15) days following the end of each calendar quarter, a monthly service charge of one-and-a-half percent (1.5%) shall accrue thereon and become due and owing from the date on which such royalty payment becomes due and owing.

                        (e) Licensee agrees to pay Licensor a "Phase One" fee in addition to all other fees, in the amount of Six Thousand U.S. Dollars ($6,000.00) for the creation of twenty (20) original sketches and watercolor designs from which the concept for the "Phase Two" original acrylic paintings, described below, will be selected. The Phase One Fee is due and payable upon signing of this Agreement. Licensor agrees to provide Phase One sketches and watercolors to Marco Fine Arts (liaison between Licensor and Licensee) for presentation to Licensee within thirty (30) days of signing of this agreement. Licensee shall become the owner of Phase One original artwork.

                       (f) Additionally, Licensee agrees to pay Licensor a "Phase Two Fee" in addition to all other fees to create four (4) original, thirty (30) inch by forty (40) inch acrylic paintings ("Phase Two") at a fee of Twenty One Thousand U.S. Dollars each ($21,000.00), for a total of Eighty Four Thousand U.S. Dollars ($84,000.00) by the end of the calendar year 2003, which shall become the basis for the Phase Two Designs described in Schedule A. These four (4) original Phase Two acrylic paintings will become the property of Licensee.

                                Payment of Phase Two fee shall be made as follows: Fifty percent (50%) deposit upon selection by Licensee of concept designs, for a total deposit of Forty Two Thousand U.S. Dollars ($42,000.00), to be payable no later than September 30, 2003. The remaining fifty percent (50%) balance of Forty Two Thousand U.S. Dollars ($42,000.00) shall be payable in full within thirty (30) days of delivery of the four (4) original acrylic paintings by Licensor to Licensee through Marco Fine Arts and no later than December 31, 2003.

                       (g)      All payments  pursuant to this Agreement  should
                                be  paid  to  the  order  of  the  "Guy   Buffet
                                Collection" and mailed to:

                                                A. KENT JAMES, CPA
                                           JAMES & ASSOCIATES CPAS, INC.
                                            2158 MAIN STREET, SUITE 109
                                            WAILUKU, MAUI, HAWAII 96793


                                                                (Revised 7/3/03)

              4. BOOKS AND RECORDS.

              Licensee agrees to keep complete and accurate books and records relating to the sale and other distribution of each of the Licensed Products. Licensor or its representative shall have the right to inspect, audit, and copy Licensee's books and records relating to the sales of the Licensed Products upon thirty (30) days prior written notice. Any discrepancies over five percent (5%) between the royalties received and the royalties due will be subject to the royalty payment set forth herein and paid immediately. If the audit disclosures such as underpayment of ten percent (10%) or more, Licensee shall reimburse the Licensor for all the costs of said audit.

               5. QUALITY OF LICENSED PRODUCTS, APPROVED, AND ADVERTISING.

                       (a) Licensee agrees that the Licensed Products shall be of the highest standard and quality and of such style and appearance as to be best suited to their exploitation to the best advantage and to the protection and enhancement of the Licensed Products and the good will pertaining thereto. The Licensed products shall be manufactured, sold, and distributed in accordance with all applicable national, state, and local laws.

                        (b) In order to insure that the development, manufacture, appearance, quality, and distribution of each Licensed Products is consonant with the Licensor's good will associated with its reputation, copyright, and trademarks, Licensor shall approve in advance, the quality of the Licensed Products (including, without limitation, concepts and preliminary prototypes, mechanicals, or camera-ready art prior to production of first sample; production sample and revised production sample, if any) and all packaging, advertising, literature, publicity, promotion, and displays for the Licensed Products.

                       (c) Licensee shall be responsible for delivering all items requiring prior approval pursuant to Paragraph 5(b) to Licensor's agent, without cost to the Licensor. Licensor agrees not to withhold approval unreasonably.

                       (d) Licensee shall not release or distribute any Licensed Product without securing each of the prior approvals provided for in Paragraph 5(b). Licensee shall not depart from any approval secured in accordance with Paragraph 5(b) without Licensor's prior written consent.

               6.      NON-EXCLUSIVE RIGHTS.

              Nothing in this Agreement shall be construed to prevent Licensor from granting other Licenses for the use of the Designs or from utilizing the Designs in any manner whatsoever, except that the Licensor shall not grant other Licenses for the use of the Designs in connection with the sale of the Licensed

                                                                (Revised 7/3/03)

Products in the Territory to which this License extends during the term of this Agreement.

               7. NON-ACQUISITION OF RIGHTS.

              The Licensee's use of the Designs and Trademarks shall inure to the benefit of the Licensor. If Licensee acquires any trade rights, trademarks, equities, titles, or other rights in and to the Designs or in the Trademark, by operation of law, usage, or otherwise during the term of this Agreement or any extension thereof, Licensee shall forthwith upon the expiration of this Agreement or any extension thereof or sooner termination, assign and transfer the same to Licensor without any consideration other than the consideration of this Agreement.

               8. LICENSEE'S REPRESENTATIONS.

              The Licensee warrants and represents that during the term of this License and for any time thereafter, it, or any of its affiliated, associated, or subsidiary companies will not copy, imitate, or authorize the imitation or copying of the Designs, Trade names, and Trademarks, or any distinctive feature of the foregoing or other designs submitted to the Licensee by Licensor. Without prejudice to any other remedies that the Licensor may have, royalties as provided herein shall accrue and be paid by Licensee on all items embodying and incorporating imitated or copied Designs.

              9. REGISTRATIONS AND INFRINGEMENTS.

                        (a) The Licensor has the right but not the obligation to obtain at its own cost appropriate copyright, trademark, and patent protection for the Designs and the Trademarks. At Licensor's request and at Licensee's sole cost and expense, Licensee shall make all necessary and appropriate registrations to protect the copyrights, trademarks, and patents in and to the Licensed Products and the advertising, promotional, and packaging material in the Territory in which the Licensed Products are sold. Copies of all applications shall be submitted for approval to Licensor prior to filing. The Licensee and Licensor agree to cooperate with each other to assist in the filing of said registrations.

                       (b) Licensee shall not at any time apply for or abet any third party to apply for copyright, trademark, or patent protection, which would affect Licensor's ownership of any rights in the Designs or the Trademarks.


                        (c) Licensee shall notify Licensor in writing immediately upon discovery of any infringements or imitations by others of the Designs, Trade names, or Trademarks. Licensor in its sole discretion may bring any suit, action, or proceeding Licensor deems appropriate to protect Licensor's rights in the Designs, Trade names, and Trademarks, including, without limitation, for copyright and trademark, infringement and


                                                                (Revised 7/3/03)
                                for  unfair  competition.  If  for  any  reason,
                                Licensor does not Institute any such suit or take any such action or proceeding, upon written notice to the Licensee, Licensee may institute such appropriate suit, action, or proceeding in Licensee's and Licensor's names. In any event, Licensee and Licensor shall cooperate fully with each other in the prosecution of such suit, action, or proceeding. Licensor reserves the right, at Licensor's cost and expense, to join in any pending suit, action, or proceeding. The Instituting party shall pay all costs and expenses, including legal fees, incurred by the instituting party. All recoveries and awards, including settlements received, after payments of cost and legal fees, shall be divided seventy-five percent (75%) to the Instituting party and twenty-five percent (25%) to the other party.

              10. INDEMNIFICATION AND INSURANCE.

                        (a) The Licensee hereby agrees to indemnify and hold the Licensor harmless against all liability, cost, loss, expense (including reasonable attorney's fees), or damages paid, incurred, or occasioned by any claim, demand, suit, settlement, or recovery against the Licensor, without limitation, arising out of the breach or claim of the breach of this Agreement; the use of the Designs by it or any third party; the manufacture, distribution, and sale of the Licensed Products; and for any alleged defects in the Licensed Products. Licensee hereby consents to submit to the personal jurisdiction of any court, tribunal, or forum in which an action or proceeding is brought involving a claim to which this foregoing indemnification shall apply.

                       (b) Licensee shall obtain at its sole cost and expense product liability insurance in an amount providing sufficient and adequate coverage, but not less than one million U.S. dollars ($1,000,000.00) combined single limit coverage protecting the Licensor against any claims or lawsuits arising from alleged defects in the Licensed Product.

              11. TERM AND TERMINATION.

                       (a) This Agreement is effective as of July 9, 2003 and will remain in effect through and until July 8, 2006 unless earlier terminated pursuant to this Section.

                       (b) This Agreement may be terminated at any time by the written consent of Licensor and Licensee.

                       (c) Licensor shall have the right to terminate this Agreement by written notice, and all the rights granted to the Licensee shall revert forthwith and all royalties or other payments shall become due and payable immediately if:

                                                                (Revised 7/3/03)

                                (i) Licensee fails to comply with or fulfill any of the terms or conditions of this Agreement;

                                (ii) Licensed products have not been offered or made available for sale by Licensee within six (6) months from the date thereof.

                                (iii) Licensee  ceases to  manufacture  and sell
                                      the  Licensed   Products  in  commercially
                                      reasonable quantities; or

                                (iv)  Licensee  is   adjudicated  a  bankruptcy,
                                      makes an assignment for the benefit of creditors, or liquidates its business.

                       (d) The expiration or termination of this Agreement will not affect any accrued monetary obligation owed to Licensor by Licensee.

                       (e) Licensee, as quickly as possible, but in no event later than thirty (30) days after such termination, shall submit to Licensor the statements required in Paragraph 3 for all sales and distributions through the date of termination. Licensor shall have the right to conduct an actual inventory on the date or termination or thereafter to verify the accuracy off said statements.

                       (f) In the event of termination, all payments theretofore made to the Licensor shall belong to the Licensor without prejudice to any other remedies, the Licensor may have.

              12.   SELL-OFF RIGHT.

              Provided Licensee is not in default of any term or condition of this Agreement, Licensee shall have the right for a period of twelve (12) months from the expiration of this Agreement or any extension thereof to sell inventory on hand subject to the terms and conditions of this Agreement, including the payment of royalties and guaranteed minimum royalties on sales which continue during this additional period.

              13.   PURCHASE AT COST.

                       (a) Licensee agrees to provide to the Licensor, without charge, a maximum of six (6) wine cases each of the Licensed Products.

              14.   MISCELLANEOUS PROVISIONS.

                       (a) Nothing herein shall be construed to constitute the parties hereto partners or joint ventures, nor shall any similar relationship be deemed to exist between them.


                                                                (Revised 7/3/03)

                        (b) The rights herein granted are personal to the Licensee and shall not be transferred or assigned, in whole or in part, without the prior written consent of the Licensor.

                        (c) No waiver of any condition or covenant of this Agreement by either party hereto shall be deemed to imply or constitute a further waiver by such party of the same or any other conditions. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, and assigns.

                       (d) Whatever claims Licensor may have against Licensee hereunder for royalties or for damages shall become a first lien upon all of the items produced under this Agreement in the possession or under the control of the Licensee upon the expiration or termination of this Agreement.

                       (e) This Agreement shall be construed in accordance with the laws of the State of Hawaii. The
                                Licensee   hereby  consents  to  submit  to  the
                                personal jurisdiction of the First Circuit Court, State of Hawaii County, and U.S. District Court for the District of Hawaii for all purposes in connection with this Agreement.

                       (f) All notices and demands shall be sent in writing by certified mail, return receipt requested, at the address above written in paragraph one of this agreement. Royalty statements and payments shall be sent in writing by regular mail to the address above written in 3(g). Copies of royalty statements and samples of Licensed Products and related materials shall be sent by regular mail to the agent and address below written in 15(h).

                       (g) This Agreement constitutes the entire agreement between the parties hereto and shall not be modified, amended, or changed in any way except by written agreement signed by both parties hereto Licensee shall not assign this Agreement.

                       (h) Lydia Carriere (Agent) is the agent for the Licensor and shall be copied on all notices and demands, royalty statements, payments and any other correspondence as it relates to this Agreement. Such information shall be sent to agent at:

                                                        LYDIA CARRIERE
                                                        P.O. BOX 12605
                                                        LAHAINA, HI 96761

                                or faxed to 808-669-4933 or e-mailed to
                                LYDIA@GUYBUFFET.COM
                                -------------------


IN WITNESSES HEREOF,  the parties have executed this Licensing  Agreement on the


                                                                (Revised 7/3/03)
date first set forth above.

                                   KNIGHTSBRIDGE FINE WINES



                                   BY:
                                       --------------------------------------
                                          Name:
                                                -----------------------------
                                          Its:
                                                -----------------------------

                                                                    Licensee


                                   ----------------------------------------
                                   GUY BUFFET, individually and as President of The Guy Buffet Collection

                                                                    Licensor





















                                                                (Revised 7/3/03)

                                   SCHEDULE A

                                     DESIGNS
                                     -------

                                 EXISTING TITLES

                      FOR APPROVED USE ON WINE LABELS ONLY

                            "Restaurant La Fontaine"
                         "Picnic on the French Riviera"
                                   "Sommelier"
                                  "Coq au Vin"
                                "Malbec Quartet"
                       "On Our Way to the Honeymoon Suite"

    ------------------------------------------------------------------------


                                PHASE TWO DESIGNS

                               FOR APPROVED USE ON
            WINE LABLES, POSTERS AND LIMITED EDITION SERIGRAPHS ONLY


FOUR (4) COMPLETED, PHASE TWO ORIGINAL ACRYLIC PAINTINGS SCHEDULED FOR 2003-Titles to be determined upon completion.

WINE LABELS- Unlimited reproduction as deemed necessary for wine production volume.

POSTERS - Limited to one thousand (1000) of each design via Marco Fine Arts of El Segundo, CA

LIMITED EDITION ARTIST SIGNED SERIGRAPHS- At the exclusive cost to Licensee via Marco Fine Arts of El Segundo, CA, prints shall number 400 total of each design exactly as follows:

                       1/300 GE, 1/50 AP, 1/25 PP, 1/25 HC


NOTE: NO REPRODUCTION RIGHTS OF PHASE ONE SKETCHES AND WATERCOLORS SHALL BE GRANTED. NO OTHER REPRODUCTION RIGHTS SHALL BE GRANTED FOR ANY OTHER PRODUCTS WITHIN OR OUTSIDE OF THIS AGREEMENT.



                                END OF SCHEDULE A
                                -----------------
                                                                (Revised 7/3/03)
                                       10

                                   SCHEDULE B
                                   ----------

                                LICENSED PRODUCTS
                                -----------------


APPROVED WINE LABELS ONLY FOR THE FOLLOWING WINES SOLD ONLY BY LICENSEE AND ITS' DISTRIBUTORS IN CASES OF TWELVE (12) WINE BOTTLES PER WINE CASE, EACH BOTTLE CONTAINING NOT MORE THAN 750 MILLILITERS BY VOLUME. PROMOTIONAL BOTTLES AT GREATER VOLUMES NOT TO EXCEED _______PER AGREEMENT YEAR:

Sauvignon Blanc
Cabernet Savignon
Chardonnay
Shiraz
Merlot
Malbec



Unlimited reproduction on wine labels for wine bottles as necessary for wine production volume.




                                END OF SCHEDULE B
                                -----------------




                                                                (Revised 7/3/03)

                                   SCHEDULE C
                                   ----------

                                    ROYALTIES
                                    ---------



FIVE DOLLARS ($5.00) PER TWELVE (12) BOTTLE WINE CASE SOLD BY LICENSEE, EACH WINE CASE CONTAINING NOT MORE THAN TWELVE (12) BOTTLES USING THE LICENSED PRODUCTS, EACH BOTTLE CONTAINING NOT MORE THAN 750 MILLILITERS BY VOLUME.




                                END OF SCHEDULE C
                                -----------------











                                                                (Revised 7/3/03)
                                       12